Exhibit 99.1

Press Release

RTI Surgical Announces Fourth Quarter and Full Year 2017 Results

Produced Results in line with Guidance and

Made Considerable Progress Towards Strategic Transformation

Highlights:

•	2017 revenues increased to $279.6 million

•	2017 gross profit increased to $142.5 million, or 51.0% of revenues

•	Recently acquired Zyga Technology, a leading spine-focused medical device company

•	Company reiterated fiscal 2018 guidance issued in January 2018

March 1, 2018 – RTI Surgical, Inc. (Nasdaq: RTIX), a global surgical implant company, reported operating results for the fourth quarter and full year of 2017.

“We are pleased to have delivered on our 2017 commitments through four consecutive quarters and produced organic growth in every core product category,” said Camille Farhat, chief executive officer. “As I approach my first anniversary at the Company, I believe we have made significant progress. We have assembled a world class management team and began implementation of our strategic transformation. We successfully divested the cardiothoracic closure business to initiate the reduction in complexity and implemented programs to drive operational excellence and margin enhancement, while reorienting the organization around key customer segments. We are making the necessary investments to accelerate the growth of our spine franchise, most notably, the acquisition of Zyga Technology announced at the start of 2018.”

Farhat added, “While our initial progress is gratifying, we are still in the midst of our transformation with considerable work ahead of us. Moving forward, we are focused on executing our strategic initiatives to create a dynamic company focused on its core capabilities with consistent, predictable earnings and cash flow and growing spine focused operations.”

Fourth Quarter 2017

RTI’s worldwide revenues for the fourth quarter of 2017 were $70.8 million, a slight decline from the prior year quarter revenues of $71.3 million. Fourth quarter revenues were driven by stable performance in most product lines with growth in OEM, which were offset by a $2.8 million reduction from the sale of substantially all the assets of the cardiothoracic closure business completed in August 2017. Gross profit for the fourth quarter of 2017 was $36.3 million, or 51.2% of revenues, compared to $28.1 million, or 39.4% of revenues in the fourth quarter of 2016.

During the fourth quarter of 2017, RTI incurred substantial non-recurring pre-tax charges to support the ongoing strategic transformation of the business and to optimize the tax benefit of the related actions. The company incurred $1.6 million in severance and restructuring charges primarily in support of initiatives to reduce the complexity of its organizational structure; $2.8 million in executive transition costs primarily for non-cash executive inducement awards and stock-based compensation expenses; $3.7 million related to asset impairment and abandonments of certain long-term assets as part of efforts to reduce complexity and improve operational excellence; and $0.6 million in expenses related to the January 2018 acquisition of

Zyga Technologies to support the acceleration of growth. During the fourth quarter of 2016, the company incurred $6.2 million of non-recurring pre-tax charges primarily driven by $5.4 million asset impairment and abandonment charges in our German facility.

Net loss applicable to common shares was $8.6 million loss, or $0.14 per fully diluted common share in the fourth quarter of 2017, compared to a net loss applicable to common shares of $11.8 million, or $0.20 per fully diluted common share in the fourth quarter of 2016. As outlined in the reconciliation tables that follow, excluding the impact of the various non-recurring charges and the impact of the Tax Cuts and Jobs Act in the fourth quarter of 2017, adjusted net income applicable to common shares was $1.6 million, or $0.03 per fully diluted common share in the fourth quarter of 2017.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the fourth quarter of 2017 was $9.4 million, or 13% of revenues compared with $6.1 million, or 9% of revenues for the fourth quarter of 2016. The increase in Adjusted EBITDA is primarily driven by the reduction in operating expenses through the efforts to reduce complexity and increase operational excellence implemented during 2017.

Full Year 2017

Worldwide revenues were $279.6 million for the full year 2017, an increase of 2.5 percent compared to revenues of $272.9 for the full year 2016. Growth across all product categories were offset by a $3.0 million reduction from the sale of substantially all of the assets of the cardiothoracic closure business in August 2017 and a reduction in other revenues. Gross profit for the full year 2017 was $142.5 million, or 51.0% of revenues compared to $132.3 million, or 48.5% of revenues in 2016.

During the year, the company recorded non-recurring pre-tax charges including: $12.2 of severance and restructuring charges; $2.8 million of executive transition expenses, $3.7 million of asset impairment and abandonment expenses; and $0.6 million in expenses related to the January 2018 acquisition of Zyga Technologies. During 2016 the Company incurred $26.6 million of pre-tax non-recurring charges.

During the third quarter of 2017, RTI completed the sale of substantially all the assets related to its cardiothoracic closure business for total consideration of $54 million, plus an additional $6 million in contingent cash consideration. In conjunction with the sale of the cardiothoracic closure business, the company recognized a gain of $34.1 million, or $18.2 million after tax.

Net income applicable to common shares was $2.5 million, or $0.04 per fully diluted common share for the full year 2017, compared to net loss applicable to common shares of $17.9 million, or $0.31 per fully diluted common share for the full year 2016. As outlined in the reconciliation tables that follow, excluding the after-tax impact of the non-recurring charges and the impact of the cardiothoracic closure sale gain, adjusted net income applicable to common shares was $3.1 million, or $0.05 per fully diluted common share in 2017.

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the full year 2017 was $32.3 million, or 12% of revenues compared with $29.8 million, or 11% of revenues in 2016.

Fiscal 2018 Outlook

Based on its recent financial results and current business outlook, the Company is reiterating financial guidance for 2018, originally issued on January 5, 2018:

•	The Company expects full year revenues in the range of $280 million and $290 million.

•	The Company expects full year EBITDA to be in the range of $32 million to $38 million.

The Company noted the following assumptions are included in its guidance:

•	Relatively stable market conditions and regulatory environment;

•	Positive revenue contribution from the acquisition of Zyga Technology – announced January 4th, 2018;

•	Ongoing positive impact of efforts to reduce complexity and implement operational excellence; and

•	Continued marketing of map3® cellular allogeneic bone graft and minimal negative revenue impact related to recent FDA warning letter.

Farhat noted, “We believe 2018 will be a year of focused execution, which will include finalizing the remaining portfolio decisions to further reduce the complexity of our structure. We are also deploying lean manufacturing across additional manufacturing sites to continue the drive for operational excellence, while strengthening our R&D discipline and beginning to rebuild our innovation pipeline. In addition, we will opportunistically explore acquisition possibilities to further accelerate our growth trajectory.”

Conference Call

RTI will host a conference call and audio webcast at 9:00 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419 (U.S.) or (760) 666-3754 (International). The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on RTI’s website for one month following the call.

About RTI Surgical, Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

MEDIA CONTACT:

Molly Poarch

mpoarch@rtix.com

+1 224 287 2661

INVESTOR CONTACT:

Nathan Elwell

nelwell@lincolnchurchilladvisors.com

+1 847 530 0249

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Revenues	$70,816	$71,347	$279,563	$272,865
Costs of processing and distribution	34,548	43,246	137,042	140,516

Gross profit	36,268	28,101	142,521	132,349

Expenses:
Marketing, general and administrative	28,258	31,447	115,103	116,125
Research and development	3,146	4,056	13,375	16,090
Severance and restructuring costs	1,550	—	12,173	2,146
Strategic review costs	—	500	—	1,150
Executive transition costs	2,781	297	2,781	4,404
Contested proxy expenses	—	—	—	2,680
Asset impairment and abandonments	3,739	5,435	3,739	5,435
Acquisition expenses	630	—	630	—
Gain on cardiothoracic closure business divestiture	—	—	(34,090)	—

Total operating expenses	40,104	41,735	113,711	148,030

Operating (loss) income	(3,836)	(13,634)	28,810	(15,681)

Total other expense - net	(615)	(667)	(3,085)	(1,779)

(Loss) Income before income tax (provision) benefit	(4,451)	(14,301)	25,725	(17,460)
Income tax (provision) benefit	(3,202)	3,399	(19,453)	3,061

Net (loss) income	(7,653)	(10,902)	6,272	(14,399)

Convertible preferred dividend	(951)	(897)	(3,723)	(3,508)

Net (loss) income applicable to common shares	$(8,604)	$(11,799)	$2,549	$(17,907)

Net (loss) income per common share - basic	$(0.14)	$(0.20)	$0.04	$(0.31)

Net (loss) income per common share - diluted	$(0.14)	$(0.20)	$0.04	$(0.31)

Weighted average shares outstanding - basic	61,601,040	58,426,241	59,684,289	58,236,745

Weighted average shares outstanding - diluted	62,495,577	58,426,241	60,599,952	58,236,745

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Commons Shares to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net (loss) income applicable to common shares	$(8,604)	$(11,799)	$2,549	$(17,907)
Interest expense, net	697	594	3,172	1,647
Provision (benefit) for income taxes	3,202	(3,399)	19,453	(3,061)
Depreciation	2,566	2,540	10,513	12,835
Amortization of intangible assets	956	883	3,713	3,675

EBITDA	(1,183)	(11,181)	39,400	(2,811)
Reconciling items impacting EBITDA
Preferred dividend	951	897	3,723	3,508
Non-cash stock based compensation	2,649	515	6,762	3,590
Foreign exchange loss (gain)	(82)	73	(87)	132
Other reconciling items *
Excess inventory charge	—	9,556	—	9,556
Severance and restructuring costs	1,550	—	11,020	2,146
Strategic review costs	—	500	—	1,150
Executive transition costs	1,169	297	1,169	4,404
Contested proxy expenses	—	—	—	2,680
Asset impairment and abandonments	3,739	5,435	3,739	5,435
Acquisition expenses	630	—	630	—
Gain on cardiothoracic closure business divestiture	—	—	(34,090)	—

Adjusted EBITDA	$9,423	$6,092	$32,266	$29,790

Adjusted EBITDA as a percent of revenues	13%	9%	12%	11%

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to

Adjusted Net Income Applicable to Common Shares and Adjusted Net Income Per Diluted Share

(Unaudited, in thousands except per share data)

	Three Months Ended
	December 31, 2017		December 31, 2016
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
As reported	$(8,604)	$(0.14)	$(11,799)	$(0.20)
Severance and restructuring costs	1,550	0.02	—	—
Strategic review costs	—	—	500	0.01
Executive transition costs	2,781	0.04	297	0.01
Asset impairment and abandonments	3,739	0.06	5,435	0.09
Excess inventory charge	—	—	9,556	0.16
Acquisition expenses	630	0.01	—	—
Tax effect on new tax legislation	2,187	0.03	—	—
Tax effect on other adjustments	(694)	(0.01)	(3,474)	(0.06)

Adjusted *	$1,589	$0.03	$515	$0.01

	Twelve Months Ended
	December 31, 2017		December 31, 2016
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
As reported	$2,549	$0.04	$(17,907)	$(0.31)
Severance and restructuring costs	12,173	0.20	2,146	0.04
Strategic review costs	—	—	1,150	0.02
Executive transition costs	2,781	0.05	4,404	0.08
Contested proxy expenses	—	—	2,680	0.05
Asset impairment and abandonments	3,739	0.06	5,435	0.09
Excess inventory charge	—	—	9,556	0.16
Acquisition expenses	630	0.01	—	—
Gain on cardiothoracic closure business divestiture	(34,090)	(0.56)	—	—
European net operating loss valuation reserve	—	—	1,224	0.02
Tax effect on new tax legislation	2,187	0.04	—	—
Tax effect on other adjustments	13,162	0.22	(6,602)	(0.11)

Adjusted *	$3,131	$0.05	$2,086	$0.04

*	See explanations in Use of Non-GAAP Financial Measures section later in this release.

Amount Per Diluted Share may not foot due to rounding.

Use of Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted. The calculation of the tax effect on the adjustments between GAAP net (loss) income applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net (loss) income applicable to common shares in calculating Adjusted Net Income Applicable to Common Shares-Diluted. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables listed above.

The following is an explanation of the adjustments that management excluded as part of adjusted measures for the three and twelve month periods ended December 31, 2017 and 2016 as well as the reason for excluding the individual items:

Severance and restructuring costs – This adjustment represents costs relating to the reduction of our organizational structure. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Strategic review costs – This adjustment represents charges relating to a comprehensive strategic review of the Company’s business lines and operations to leverage the Company’s expertise, technology and products and identify opportunities to increase stockholder value. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Executive transition costs – This adjustment represents charges relating to hiring a new Chief Executive Officer and Chief Financial and Administrative Officer and the retirement of our former Chief Executive Officer. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Contested proxy expenses – This adjustment represents charges relating to contested proxy expenses. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Asset impairment and abandonments – This adjustment represents an asset impairment and abandonment of certain long-term assets at our U.S. and German facilities. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Excess inventory charge – This adjustment represents an inventory charge as a result of writing-off certain excess quantities primarily of hernia and sports medicine inventory. Management removes the amount of these expenses from our operating results to supplement a comparison to our past operating performance.

Acquisition expenses – This adjustment represents charges relating to acquisition expenses. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Gain on cardiothoracic closure business divestiture – This adjustment represents the gain relating to the sale of substantially all of the assets of our CT Business to A&E. Management removes the amount of this gain from our operating results to supplement a comparison to our past operating performance.

Foreign net operating loss valuation reserve – This adjustment represents charges relating to a foreign net operating loss valuation reserve. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Tax effect on new tax legislation – This adjustment represents charges relating to the Tax Cuts and Jobs Act tax legislation which was enacted on December 22, 2017. Management removes the amount of these costs from our operating results to supplement a comparison to our past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting EBITDA, Adjusted EBITDA, Adjusted Net Income Applicable to Common Shares and Adjusted Net Income per Common Share - Diluted in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making. The Company further believes that providing this information better enables the Company’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues:
Spine	$19,626	$21,393	$77,514	$73,907
Sports medicine and orthopedics	13,052	13,187	50,231	50,143
Surgical specialties	2,307	1,481	6,980	4,466
Cardiothoracic	—	2,815	8,164	11,147
International	6,501	5,653	23,240	21,185

Subtotal direct	41,486	44,529	166,129	160,848
OEM	26,786	23,731	103,011	99,127
Other revenues	2,544	3,087	10,423	12,890

Total revenues	$70,816	$71,347	$279,563	$272,865

Domestic revenues	63,791	64,564	253,599	247,756
International revenues	7,025	6,783	25,964	25,109

Total revenues	$70,816	$71,347	$279,563	$272,865

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2017	December 31, 2016
Assets
Cash	$22,381	$13,849
Accounts receivable - net	35,081	41,488
Inventories - net	111,927	119,743
Prepaid and other assets	16,285	5,213

Total current assets	185,674	180,293
Property, plant and equipment - net	79,564	83,298
Goodwill	46,242	54,887
Other assets - net	34,426	49,553

Total assets	$345,906	$368,031

Liabilities and Stockholders’ Equity
Accounts payable	$18,252	$26,112
Accrued expenses and other current liabilities	30,478	26,772
Current portion of long-term obligations	4,268	6,080

Total current liabilities	52,998	58,964
Deferred revenue	3,741	6,612
Long-term liabilities	43,507	77,523

Total liabilities	100,246	143,099

Preferred stock	63,923	60,016

Stockholders’ equity:
Common stock and additional paid-in capital	425,132	416,570
Accumulated other comprehensive loss	(6,329)	(8,316)
Accumulated deficit	(237,066)	(243,338)

Total stockholders’ equity	181,737	164,916

Total liabilities and stockholders’ equity	$345,906	$368,031

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net (loss) income	$(7,653)	$(10,902)	$6,272	$(14,399)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	3,522	3,423	14,226	16,510
Stock-based compensation	2,649	515	6,660	3,590
Amortization of deferred revenue	(1,143)	(1,217)	(4,744)	(4,867)
Other items to reconcile to net cash provided by operating activities	7,938	13,470	(19,959)	14,489

Net cash provided by operating activities	5,313	5,289	2,455	15,323

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,943)	(2,563)	(12,301)	(15,337)
Patent and acquired intangible asset costs	(142)	(420)	(2,266)	(2,615)
Proceeds from sale of building	1,818	—	1,818	—
Cardiothoracic closure business divestiture	—	—	51,000	—

Net cash (used in) provided by investing activities	(267)	(2,983)	38,251	(17,952)

Cash flows from financing activities:
Proceeds from long-term obligations	—	2,000	6,000	17,000
Net payments on short-term obligations	—	—	—	(1,511)
Payments on long-term obligations	(3,625)	(2,000)	(43,000)	(11,424)
Other financing activities	3,187	(307)	4,602	(401)

Net cash (used in) provided by financing activities	(438)	(307)	(32,398)	3,664

Effect of exchange rate changes on cash and cash equivalents	29	226	224	200

Net increase in cash and cash equivalents	4,637	2,225	8,532	1,235
Cash and cash equivalents, beginning of period	17,744	11,624	13,849	12,614

Cash and cash equivalents, end of period	$22,381	$13,849	$22,381	$13,849